Exhibit 10.5

Execution Copy

LOAN AGREEMENT

between

ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY,
as Issuer

and

UNITED STATES STEEL CORPORATION

$92,630,000
Allegheny County Industrial Development Authority
Environmental Improvement Revenue Refunding Bonds, Series 2019
(United States Steel Corporation Project)

Dated as of October 1, 2019

Table of Contents

		page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Use of Defined Terms	2
Section 1.02.	Definitions	2
Section 1.03.	Interpretation	4
Section 1.04.	Captions and Headings	5

	ARTICLE II
	REPRESENTATIONS

Section 2.01.	Representations and Covenants of Issuer	5
Section 2.02.	Representations and Covenants of Company	5

	ARTICLE III
	COMPLETION OF PROJECT FACILITIES; ISSUANCE OF BONDS

Section 3.01.	Completion of Project Facilities	6
Section 3.02.	Issuance of Bonds; Application of Proceeds	7
Section 3.03.	Company Required to Provide Additional Moneys in Event Moneys Insufficient to Redeem Refunded Bonds	7
Section 3.04.	Investment of Fund Moneys	7
Section 3.05.	Issuer’s Fees	8

	ARTICLE IV
	LOAN BY ISSUER; REPAYMENT OF INSTALLMENT PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.01.	Loan of Proceeds; Installment Payments	8
Section 4.02.	Additional Payments	9
Section 4.03.	Deposit of Moneys in Bond Fund; Moneys for Purchase and Redemption	9
Section 4.04.	Obligations Unconditional	10
Section 4.05.	Assignment by Company	10
Section 4.06.	Assignment by Issuer	10

	ARTICLE V
	ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.01.	Lease, Sale or Grant of Use by Company	11
Section 5.02.	Indemnification of Issuer and Trustee	11
Section 5.03.	Company Not to Adversely Affect Exclusion from Gross Income of Interest on Bonds	12

ii

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) made and entered into as of October 1, 2019, by and between the ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the “Issuer”), a body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania (the “State”), duly organized and validly existing under and by virtue of the Economic Development Financing Law, Act of August 23, 1967, P.L. 251, as amended (the “Act”), and UNITED STATES STEEL CORPORATION, a corporation duly organized and existing under and pursuant to the laws of the State of Delaware, and duly qualified to own property and transact business in the State (the “Company”), under the circumstances summarized in the following recitals (capitalized terms used and not defined in the recitals being used as defined in Article I):

WHEREAS, by virtue of the Act and pursuant to its corporate authorization, the Issuer is authorized to enter into this Agreement and to do or cause to be done all the acts and things herein or in the Indenture (as hereinafter defined) provided or required to be done by it, to issue the Bonds, as defined herein, and to loan the proceeds of such Bonds to the Company for the purpose of refunding the remaining outstanding principal amount of the Issuer’s $129,145,000 original principal amount of Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Refunding Series of 2009 (the “Refunded Bonds”), which Refunded Bonds were issued for the purpose of refunding two prior issues of the Issuer’s bonds (the “Prior Bonds”) the proceeds of which were used to refinance a portion of the costs to the Company of the acquisition, construction, equipping and installation of certain air and water pollution control facilities (the “Project Facilities”) at its plants in Allegheny, Butler and Westmoreland Counties in the State in order to better ensure compliance with environmental standards and to promote the economic welfare of the citizens of the State; and

WHEREAS, the Issuer has determined to issue and sell, in the aggregate principal amount of $92,630,000, its Environmental Improvement Revenue Refunding Bonds, Series 2019 (United States Steel Corporation Project) (the “Bonds”) pursuant to the terms of a Trust Indenture (the “Indenture”) dated as of October 1, 2019, from the Issuer to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), for the purposes heretofore described and to enter into this Agreement and secure the Bonds by the pledge and assignment of Installment Payments to be made by the Company hereunder; and

WHEREAS, the Company has also agreed under this Agreement to pay, or cause to be paid, when due certain expenses and other costs incurred by the Issuer and the Trustee in connection with this Agreement, the Indenture and the issuance of the Bonds; and

WHEREAS, the Bonds are special, limited obligations of the Issuer and the Issuer is obligated to pay the principal of the Bonds and the interest accruing thereon only from the Pledged Receipts (consisting primarily of the Installment Payments), as defined in the Indenture, as authorized in the Act and neither the State nor any political subdivisions thereof, including the County of Allegheny, are obligated to pay the principal or interest on the Bonds, and neither the faith and credit nor the taxing power of the State nor any political subdivision, including the County of Allegheny, is pledged to the payment of the principal of or the interest on the Bonds; and

WHEREAS, all acts and conditions required to happen, exist and be performed precedent to and in the issuance of the Bonds have happened, do exist and have been performed, or at the delivery of the Bonds will exist, will have happened and will have been performed, (a) to make the Bonds, when issued, delivered and authenticated, valid special, limited obligations of the Issuer in accordance with the terms thereof, and (b) to make this Agreement a valid and binding agreement of the parties hereto in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises, the respective representations and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, recognizing that under the Act this Agreement shall not in any way obligate the State or any agency or political subdivision thereof, including, without limitation, the Issuer, to raise any money by taxation or use other public moneys for any purpose in relation to the Project Facilities and that neither the State nor any agency or political subdivision thereof, including, without limitation, the Issuer, shall pay or promise to pay any debt or meet any financial obligation to any Person at any time in relation to the Project Facilities, except from moneys received or to be received under the provisions of this Agreement or derived from the exercise of the rights of the Issuer hereunder, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Use of Defined Terms. In addition to the words and terms defined elsewhere in this Agreement, or by reference to another document, the words and terms set forth in Section 1.02 shall have the meanings set forth therein unless the content or use clearly indicates another meaning or intent. In addition, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Section 1.02. Definitions. The following terms shall have the following meanings:

“Additional Payments” means payments due hereunder as described in Section 4.02 in addition to the Installment Payments.

“Agreement” means this Loan Agreement as amended or supplemented from time to time.

“Bonds” has the meaning set forth in the recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, the regulations (whether proposed, temporary or final) under that Code or the statutory predecessor of that Code, and any amendments of, or successor provisions to, the foregoing and any official rulings, announcements, notices, procedures and judicial determinations regarding any of the foregoing, all as and to the extent applicable. Unless otherwise indicated, reference to a Section of the Code means that Section of the Code, including such applicable regulations, rulings, announcements, notices, procedures and determinations pertinent to that Section of the Code.

“Event of Default” means any of the events described as an Event of Default in Section 7.01.

“Indenture” has the meaning set forth in the recitals to this Agreement.

“Issuer” has the meaning set forth in the first paragraph of this Agreement.

“Loan” means the loan of the Bond proceeds from the Issuer to the Company as provided in Section 4.01.

“1954 Code” means the Internal Revenue Code of 1954, as amended, the regulations (whether proposed, temporary or final) under that Code, and any amendments of, or successor provisions to, the foregoing and any official rulings, announcements, notices, procedures and judicial determinations regarding any of the foregoing, all as and to the extent applicable. Unless otherwise indicated, reference to a Section of the 1954 Code means that Section of the 1954 Code, including such applicable regulations, rulings, announcements, notices, procedures and determinations pertinent to that Section of the 1954 Code.

“Notice Address” means:

(a)           As to the Issuer:

Allegheny County Industrial Development Authority
One Chatham Center, Suite 900
112 Washington Place
Pittsburgh, PA 15219
Attention: Deputy Director
Facsimile No.: (412) 471-1032

(b)          As to the Company:

United States Steel Corporation
600 Grant Street, 61st Floor
Pittsburgh, PA 15219-2800
Attention: Treasurer & Chief Risk Officer
Facsimile No.: (412) 433-1167

With a copy to the Company at:

United States Steel Corporation
600 Grant Street, Room 1874
Pittsburgh, PA 15219-2800
Attention: Manager – Corporate Finance
Facsimile No.: (412) 433-2222

(c)           As to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
500 Ross Street, 12th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration
Facsimile No.: (412) 236-0870

or such additional or different address, notice of which is given under Section 8.03.

“Person” or words importing persons mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Project Facilities” means, generally, the pollution control facilities financed from the proceeds of earlier issues of the Issuer’s bonds that were refunded from the proceeds of the Refunded Bonds, as such Project Facilities are defined in the recitals to this Agreement and listed and described in Exhibit A hereto, and may also be limited, when appropriate in the context, to those specific capital assets and equipment remaining in the ownership of the Company and in the physical state, condition and manner of operation existing on the date of issuance of the Bonds.

“Refunded Bonds Indenture” means the Trust Indenture dated as of November 1, 2009, as supplemented and amended to the date hereof, between the Issuer and the Refunded Bonds Trustee pursuant to which the Refunded Bonds were issued.

“Refunded Bonds Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee for the Refunded Bonds.

Section 1.03. Interpretation. Unless the context clearly indicates otherwise, the terms defined in this Article I (and elsewhere in this Agreement) and in the Indenture shall, for all purposes of this Agreement and all agreements supplemental hereto, have the meanings hereby ascribed to them. Such terms, together with all other provisions of this Agreement, shall be read and understood in a manner consistent with the provisions of the Act. Words or phrases importing the masculine gender shall be read and understood to include the feminine and neuter genders and those importing number shall include singular or plural, both as appropriate to the context.

Any reference herein to the Issuer, to its board or to any designated officer, includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

Any reference to a section, provision or chapter of the laws of the State or to any statute of the United States of America includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no such amendment, modification or similar change shall apply solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee or the Company under this Agreement.

Section 1.04. Captions and Headings. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

ARTICLE II

REPRESENTATIONS

Section 2.01. Representations and Covenants of Issuer. The Issuer represents that (a) it is duly organized and validly existing under the Constitution and laws of the State, including the Act; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Bonds and the execution and delivery of this Agreement, the Indenture, the Tax Regulatory Agreement and the Bond Purchase Agreement; (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in this Agreement, the Indenture, the Tax Regulatory Agreement or the Bond Purchase Agreement; (d) it is empowered to enter into the transactions contemplated by this Agreement, the Indenture, the Tax Regulatory Agreement and the Bond Purchase Agreement; (e) it has duly authorized the execution, delivery and performance of this Agreement, the Indenture, the Tax Regulatory Agreement and the Bond Purchase Agreement; (f) to the best of its knowledge and belief, based upon the application submitted by the Company and upon other representations made, information presented and testimony given by the Company, the Bonds will further the public purposes of the Act and of the Issuer; and (g) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement, the Indenture, the Tax Regulatory Agreement and the Bond Purchase Agreement by any successor public body.

Section 2.02. Representations and Covenants of Company. The Company represents and covenants that:

(a)               It is a corporation duly organized and existing under and pursuant to the laws of the State of Delaware. The Company is qualified to do business in the State.

(b)               It has full power and authority to execute, deliver and perform its obligations under this Agreement, the Tax Regulatory Agreement and the Bond Purchase Agreement and to enter into and carry out the transactions contemplated by those documents; such execution, delivery and performance does not, and will not, violate any provision of law applicable to the Company or the Company’s articles of incorporation, code of regulations, bylaws or other corporate charter or similar instrument each as may be amended, and does not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it is bound; this Agreement, the Tax Regulatory Agreement and the Bond Purchase Agreement have, by proper action, been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement, the Tax Regulatory Agreement and the Bond Purchase Agreement legal, valid and binding obligations of the Company.

(c)               Each of the Project Facilities was, at the time originally placed in service, a “pollution control facility” used in whole or in part to control, reduce, abate or prevent, air, noise, water or general environmental pollution, and was designed to meet applicable federal, state and local requirements for the control of air or water pollution in effect at or about the time the earlier issues of the Issuer’s bonds used to finance the Project Facilities were issued. The Project Facilities were constructed for no significant purpose other than the control of air or water pollution, and not principally designed to result in any increase in production or capacity, or in a material extension of the useful life of a manufacturing or production facility or a part thereof that is owned, operated or used by the Company.

(d)               At the time of issuance of the earlier issues of the Issuer’s bonds used to finance the Project Facilities, at the time of issuance of the Refunded Bonds and at all times subsequent thereto, with the exception of the matter addressed and corrected by the First Supplemental Trust Indenture dated as of November 1, 2009 between the Issuer and the Trustee relating to the Issuer’s $59,600,000 Environmental Improvement Revenue Bonds (USX Corporation Project) Second Refunding Series of 1998 which were refunded by the Refunded Bonds, the Company has complied with all applicable requirements of the 1954 Code and the Code necessary to ensure the continuing tax-exempt status of such earlier issues and of the Refunded Bonds.

(e)               All of the proceeds of the Bonds will be used exclusively to retire the Refunded Bonds within 90 days of the date of issuance of the Bonds. None of the proceeds of the Bonds will be used to provide working capital or pay costs of issuance of the Bonds.

(f)                Each one and all of the representations and warranties of the Company contained in the Tax Regulatory Agreement, as executed and delivered simultaneously with this Agreement, are true and correct.

(g)               The Company will comply with the applicable requirements of Rule 15c2-12 as promulgated by the Securities and Exchange Commission and recognizes that the Issuer is not an “obligated person” within the meaning of said Rule.

(h)               The Company will comply with the standard Nondiscrimination/Sexual Harassment Clause set forth in Schedule 1 hereto. For the purposes of such Nondiscrimination/Sexual Harassment Clause, the parties hereto understand that (i) this Agreement is the “contract” and (ii) there is no subcontractor for the performance of the Company’s obligations under this Agreement.

ARTICLE III

COMPLETION OF PROJECT FACILITIES;
ISSUANCE OF BONDS

Section 3.01. Completion of Project Facilities. The Company represents that the acquisition and/or construction of the Project Facilities have been completed and that the proceeds derived from the sale of the earlier issues of the Issuer’s bonds used to finance or refinance the Project Facilities and the refunding of the Prior Bonds, including any investment thereof, were expended in accordance with the provisions of all bond authorization, security and tax regulatory agreements executed in respect of all such bonds and the Refunded Bonds and in respect of the installation, operation or use of the Project Facilities and the refunding of the Prior Bonds.

Section 3.02. Issuance of Bonds; Application of Proceeds. To provide funds for the purpose of refunding the Refunded Bonds, the Issuer will issue, sell and deliver the Bonds. The Bonds will be issued in accordance with and pursuant to the Indenture in the aggregate principal amount, will bear interest at the rate or rates, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture, and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

The proceeds from the sale of the Bonds shall be paid to the Trustee and deposited as follows (a) a sum equal to accrued interest, if any, shall be deposited in the Bond Fund and (b) the balance shall be deposited in the Clearing Fund.

Disbursements of moneys in the Clearing Fund shall be made by the Trustee in order to defease and/or redeem the Refunded Bonds, pursuant to written instructions delivered by the Company to the Trustee and to the Refunded Bonds Trustee; provided, in all events, all moneys in the Clearing Fund shall be fully disbursed for the redemption of the Refunded Bonds on or before 90 days following the date of issuance of the Bonds. Upon the deposit with the Refunded Bonds Trustee of adequate funds, or U.S. Government Obligations (as defined in the Refunded Bonds Indenture) which would produce adequate funds, for the payment of all Bond Service Charges (as defined in the Refunded Bonds Indenture) due on the Refunded Bonds on the date of their redemption and provided the other provisions of Article IX of the Refunded Bonds Indenture have been met, the Company shall be permitted to seek a release of the lien of any and all documents providing for the payment of the Refunded Bonds, including particularly the Refunded Bonds Indenture and the related Loan Agreement, and may seek repayment of any unrequired funds on deposit in the Clearing Fund, pursuant to Section 5.07 of the Indenture.

Section 3.03. Company Required to Provide Additional Moneys in Event Moneys Insufficient to Redeem Refunded Bonds. If moneys disbursed from the Clearing Fund to the Refunded Bonds Trustee are not sufficient to defease or redeem the Refunded Bonds, the Company shall, nonetheless, not later than the date fixed for redemption of the Refunded Bonds, pay to the Refunded Bonds Trustee, in immediately available funds, any such additional moneys as shall be needed, including, without limitation, amounts for interest accrued to that date, from its own funds to defease or redeem the Refunded Bonds. The Company shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Installment Payments as a consequence of such payment. The Company acknowledges and agrees that there is no implied or express warranty by the Issuer that the proceeds of the Bonds will be sufficient to redeem the Refunded Bonds.

Section 3.04. Investment of Fund Moneys. At the written direction of the Authorized Company Representative, any moneys held as part of the Bond Fund, the Rebate Fund and the Clearing Fund shall be invested or reinvested by the Trustee in Eligible Investments; provided that, if the Refunded Bonds are to be defeased in accordance with the provisions of Section 9.02 of the Refunded Bonds Indenture, any moneys in the Clearing Fund shall be invested in Eligible Investments constituting U.S. Government Obligations as provided in Section 9.02 of the Refunded Bonds Indenture. Each of the Issuer and the Company hereby covenants that it will restrict any investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

The Company shall provide the Issuer with a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.

The Company agrees that at no time shall any funds constituting gross proceeds of the Bonds be used in any manner to cause or result in a prohibited payment under applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

If there is any amount required to be paid to the United States pursuant to Section 148(f) of the Code or Section 5.03 of the Indenture, the Company shall pay such amount to the Trustee for deposit to the Rebate Fund created under Section 5.03 of the Indenture, who will, acting on behalf of the Company, submit the payment to the United States.

Section 3.05. Issuer’s Fees. The Company will pay the Issuer’s closing fee in the amount of $35,000 and the Issuer’s “Project Fee” in the amount of $5,000 on the date of issuance of the Bonds and will pay the Issuer’s annual fee, in annual installments, in the amount of $23,157.50 per year payable (and not subject to refund) commencing on December 1, 2019 and on December 1 of each year thereafter until the payment or defeasance of the Bonds. The Company will also pay any other administrative expenses incurred in connection with the refinancing of the cost of the Project Facilities through the refunding of the Refunded Bonds, and any such additional fees and expenses (including reasonable attorney’s fees) incurred by the Issuer or the Trustee in connection with inquiring into, or enforcing, the performance of the Company’s obligations hereunder, within 30 days of receipt of a statement from the Issuer requesting payment of such amount.

ARTICLE IV

LOAN BY ISSUER; REPAYMENT OF INSTALLMENT
PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.01. Loan of Proceeds; Installment Payments. The Issuer agrees, upon the terms and conditions contained in this Agreement, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of the Company as provided in Section 3.02.

On each date on which any payment of principal of or interest on the Bonds shall become due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay or cause to be paid to the Trustee, in immediately available funds, an amount which, together with other moneys held by the Trustee under the Indenture and available therefor, will enable the Trustee to make such payment of principal of or interest on the Bonds to the Bondholders in full in a timely manner (“Installment Payments”).

In furtherance of the foregoing, so long as any Bonds are outstanding, the Company will pay or cause to be paid all amounts required to prevent any deficiency or default in any payment with respect to the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the Issuer or any other Person.

The Issuer assigns all amounts payable under this Section by the Company to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company assents to such assignment. Accordingly, the Company will pay directly to the Trustee at its designated office all payments payable by the Company pursuant to this Section.

Section 4.02. Additional Payments. The Company will also pay the following upon demand after receipt of a bill therefor:

(a)               The reasonable and documented out-of-pocket fees and expenses, including reasonable attorneys’ fees, of the Issuer incurred in connection with this Agreement, the Indenture, the Tax Regulatory Agreement and the Bonds, and the making of any amendment or supplement thereto, including, but not limited to: (i) those described in Section 3.05 (which includes, among other fees and expenses, the fees and expenses associated with the initial drafting, execution and delivery of this Agreement, the Indenture, the Tax Regulatory Agreement and the Bonds), (ii) those described in Section 7.04 and (iii) any other payments or indemnification required under Section 5.02.

(b)               The reasonable and documented out-of-pocket fees and expenses of the Trustee under the Indenture, including reasonable attorneys’ fees, for any services rendered by it under the Indenture, including those described in Section 7.04 in connection with inquiring into or enforcing the performance of the Company’s obligations hereunder, and any other payments or indemnification required under Section 5.02, such fees, expenses and payments to be paid directly to the Trustee for its own account as and when such fees and expenses become due and payable.

The Company further agrees to pay all reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of the Issuer and the Trustee incurred after the initial issuance of the Bonds in the preparation of any responses, reproduction of any documentation or participation in any inquiries, investigations or audits from any Person solely or primarily in connection with the Bonds, including without limitation, the Internal Revenue Service, the Securities Exchange Commission or other governmental agency.

Section 4.03. Deposit of Moneys in Bond Fund; Moneys for Purchase and Redemption. The Company may at any time deposit moneys in the Bond Fund, without premium or penalty, to be held by the Trustee for application to Installment Payments not yet due and payable, and the Issuer agrees that the Trustee shall accept such deposits when tendered by the Company. Such deposits shall be credited against the Installment Payments, or any portion thereof, in the order of their due dates. Such deposits shall not in any way alter or suspend the obligations of the Company under this Agreement during the term hereof as provided in Section 8.01.

In addition, the Company may deliver moneys to the Trustee for use for optional redemption of Bonds pursuant to Sections 6.01 and 6.02 and shall deliver moneys to the Trustee for mandatory redemption of Bonds as required by Section 4.02(b)(ii) of the Indenture.

Section 4.04. Obligations Unconditional. The obligations of the Company to make payments required by Sections 4.01, 4.02 and 4.03 and to perform its other agreements contained herein shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstance whatsoever, including, without limitation, any defense (other than payment), setoff, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other Person.

Section 4.05. Assignment by Company. Rights granted to the Company under this Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of the Issuer or the Trustee, subject, however, to each of the following conditions:

(a)               unless waived by the Issuer or the Trustee, the Company shall notify the Issuer and the Trustee in writing of the identity of any assignee at least 30 days prior to the effective date of such assignment;

(b)               no assignment shall relieve the Company from primary liability hereunder for its obligations hereunder, and the Company shall continue to remain primarily liable for the payment of the Installment Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it;

(c)               any assignment from the Company must retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement;

(d)               the Company shall, within 30 days after the execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment; and

(e)               any assignment from the Company shall not materially impair fulfillment of the purposes to be accomplished by operation of the Project Facilities as a project, the refinancing of which is permitted under the Act.

Section 4.06. Assignment by Issuer. The Issuer will assign its rights under and interest to this Agreement (except for the Unassigned Issuer Rights) to the Trustee pursuant to the Indenture as security for the payment of the Bonds. Otherwise, the Issuer will not sell, assign or otherwise dispose of its rights under or interest in this Agreement nor create or permit to exist any lien, encumbrance or security interest thereon.

ARTICLE V

ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.01. Lease, Sale or Grant of Use by Company. Subject to the provisions of Section 5.03, the Company may lease, sell or grant the right to occupy and use the remaining Project Facilities, in whole or in part, to others, provided that:

(a)               no such grant, sale or lease shall relieve the Company from its obligations under this Agreement;

(b)               the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement; and

(c)               no such grant, sale or lease shall impair the purposes of the Act.

Section 5.02. Indemnification of Issuer and Trustee. The Company agrees that the Issuer, Allegheny County and their respective members, officers, employees and agents, and the Trustee and its officers, employees and agents, shall not be liable for, and the Company covenants and agrees to protect, exonerate, defend, indemnify and save the Issuer, Allegheny County and their respective members, officers, employees and agents, and the Trustee and its officers, employees and agents, harmless from and against (a) any and all costs, damages or liabilities which may arise out of the issuance of the Bonds, the refinancing of the Project Facilities or any breach or default on the part of the Company to be performed pursuant to the terms of this Agreement and (b) all reasonable costs, counsel fees, expenses and liabilities incurred in or about the defense of any such claims or actions or proceedings brought thereon; except in any case with respect to (1) the Issuer, Allegheny County and their respective members, officers, employees and agents as a result of the gross negligence or willful misconduct of the Issuer, Allegheny County and such respective members, officers, employees and agents and (2) the Trustee and its officers, employees and agents as a result of the negligence or willful misconduct of the Trustee or such officers, employees or agents. The Company may, at its cost and in its name or in the name of the Issuer or the Trustee, as the case may be, prosecute or take any other action involving third persons which the Company deems necessary in order to ensure or protect the Company’s rights under this Agreement; in such event, the Issuer or the Trustee, as the case may be, will reasonably cooperate with the Company, but at the sole expense of the Company.

The Company agrees to indemnify the Trustee and the Issuer for and to hold each of them harmless against all liabilities, claims, court costs and reasonable and documented out-of-pocket expenses (including reasonable and documented fees and expenses of counsel necessary in defending against the same) incurred without gross negligence or willful misconduct on the part of the Issuer or incurred without negligence or willful misconduct on the part of the Trustee, as applicable, on account of any action taken or omitted to be taken by the Issuer or the Trustee, as applicable, in accordance with the terms of this Agreement, the Bonds or the Indenture or any action taken at the request of or with the consent of the Company, including the costs and expenses of the Issuer and the Trustee, as applicable, in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds or the Indenture.

In case any actions or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly (but in any event within 15 days of receipt of service) give notice of that action or proceeding to the Company enclosing copies of all papers served, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Company. An indemnified party may employ separate counsel and participate in the defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that an indemnified party may only employ separate counsel at the expense of the Company if in the reasonable, good faith judgment of such indemnified party (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to such indemnified party that are different from or are in addition to those available to the Company or another indemnified party or if all parties commonly represented do not agree as to the action (or inaction) of counsel. Such indemnified party agrees to give the Company prior written notice of any determination that such a conflict exists and that it intends to retain separate counsel. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with the consent of the Company, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any such indemnified party from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to indemnify or hold harmless the Issuer, Allegheny County or their respective members, officers, employees and agents for their gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) or the Trustee or its officers, employees and agents for their negligence or willful misconduct ..

The foregoing indemnification is intended to and shall include the indemnification of all affected officials, directors, trustees, officers, employees and agents of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law, and the foregoing indemnification shall survive beyond the termination or discharge of the Indenture or payment of the Bonds.

Section 5.03. Company Not to Adversely Affect Exclusion from Gross Income of Interest on Bonds. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Bonds to be and to remain excludable from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any action that would adversely affect such excludability under the provisions of the 1954 Code or the Code.

The Company also covenants that it will restrict the investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

The Company hereby covenants that on or before the 90th day following the date any of the Project Facilities are no longer being operated as qualifying exempt facilities under the Code (unless such facilities have simply ceased to be operated), or such later date as provided in the Indenture, the Company shall cause a related amount of Bonds to be redeemed pursuant to the Extraordinary Mandatory Redemption provision of the Bonds as provided in Section 4.02(b)(ii) of the Indenture.

Section 5.04. Company to Maintain its Existence; Mergers or Consolidations. The Company covenants that it will not merge or consolidate with any other legal entity or sell or convey all or substantially all of its assets to any other legal entity, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to any other legal entity, provided that (a) the Company shall be the continuing legal entity or the successor legal entity (if other than the Company) shall be a legal entity organized and existing under the laws of the United States of America or a state thereof, qualified to do business in the State, and such legal entity shall expressly assume the due and punctual payment of the Installment Payments and the Additional Payments hereunder in order to ensure timely and proper payment of the principal of and interest on all the Bonds, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Company (an “Assumption Agreement”) and (b) the Company or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and no event which with the lapse of time, the giving of notice or both would constitute an Event of Default under Section 7.01 shall have occurred and be continuing.

The Company shall, within 30 days after the execution of an Assumption Agreement, furnish to the Issuer and the Trustee an executed copy of such Assumption Agreement and appropriate documentation demonstrating that the successor legal entity (if other than the Company) is organized and existing under the laws of the United States of America or a state thereof and is qualified to do business in the State.

In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor legal entity of the obligations under this Agreement and on the Bonds in accordance with the foregoing, such successor legal entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall thereupon be relieved of any further obligations or liabilities hereunder and upon the Bonds and the Company as the predecessor legal entity may thereupon or at any time thereafter be dissolved, wound-up or liquidated.

Section 5.05. Reports and Audits. The Company shall as soon as practicable but in no event later than six months after the end of each of its fiscal years, file with the Trustee and the Issuer, audited financial statements of the Company prepared as of the end of such fiscal year; provided that the Company may satisfy this requirement by its filing of such information with the Securities and Exchange Commission (www.sec.gov) and the Municipal Securities Rulemaking Board (www.emma.msrb.org) in accordance with their respective filing requirements.

Section 5.06. Insurance. The Company shall maintain, or cause to be maintained, insurance covering the Project Facilities against such risks and in such amounts as is customarily carried by similar industries as the Company, and which insurance may be, in whole or in part, self-insurance.

ARTICLE VI

OPTIONS; PREPAYMENT OF INSTALLMENT PAYMENTS

Section 6.01. Options to Terminate Agreement. The Company shall have, and is hereby granted, an option to prepay the Installment Payments and terminate this Agreement, upon satisfaction of the following conditions at any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture): (a) in accordance with Article IX of the Indenture, by paying to the Trustee an amount which, when added to the amount on deposit in the funds established under the Indenture and available therefor, will be sufficient to pay, retire and, pursuant to the Indenture, redeem all the outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of and interest to maturity or the earliest applicable redemption date, as the case may be, and expenses of redemption and the Trustee’s fees and expenses due hereunder or under the Indenture), and, in case of redemption, making arrangements satisfactory to the Trustee for the giving of the required notice of redemption, (b) by giving the Issuer notice in writing of such termination and (c) by making full payment of Additional Payments due under Section 4.02; thereafter such termination shall forthwith become effective.

Any prepayment pursuant to this Section shall either comply with the provisions of Article IX of the Indenture or result in redemption of the Bonds within 90 days of the date of prepayment. Nothing contained in this Section shall prevent the payment of part of any of the Bonds pursuant to Article IV or Section 9.02 of the Indenture.

Section 6.02. Option to Prepay Installment Payments upon Extraordinary Optional Redemption under Indenture. The Company shall have the option, upon the occurrence of certain extraordinary circumstances described therein, to prepay the Installment Payments, in whole or in part, upon the terms and conditions set forth in Section 4.02(b)(i) of the Indenture.

Section 6.03. Mandatory Prepayment of Installment Payments. The Company shall have and hereby accepts the obligation to prepay Installment Payments with respect to the Bonds to the extent Extraordinary Mandatory Redemption of the Bonds is required pursuant to Section 4.02(b)(ii) of the Indenture.

Section 6.04. Actions by Issuer. At the request of the Company or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI; provided that, in such event, the Company shall reimburse the Issuer for its reasonable expenses, including attorneys’ fees, incurred in complying with such request.

Section 6.05. Release of Indenture in Event of Prepayment of Installment Payments. Upon the payment of all amounts due hereunder and under the Indenture pursuant to any option or obligation to prepay the Installment Payments in full as provided in this Agreement, the Issuer shall, upon receipt of the prepayment by the Trustee, deliver to the Company, if necessary, a release from the Trustee of the lien of the Indenture.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01. Events of Default. Each of the following shall be an Event of Default:

(a)               The Company shall fail to pay the amounts required to be paid under Section 4.01 or 4.02 on the date specified therein.

(b)               Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement, other than as referred to in Section 7.01(a), (other than certain representations, warranties and covenants regarding various matters relating to the tax status of the interest on the Bonds) for a period of 60 days after written notice specifying such failure and requesting that it be remedied shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and is being diligently pursued until the default is corrected.

(c)               The dissolution or liquidation of the Company or the voluntary initiation by the Company of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Company of any such proceeding which shall remain undismissed for 60 days, or failure by the Company to promptly have discharged any execution, garnishment or attachment of such consequence as would materially impair the ability of the Company to carry on its operations, or assignment by the Company for the benefit of creditors, or the entry by the Company into an agreement of composition with creditors or the failure generally by the Company to pay its debts as they become due.

(d)               The occurrence of an Event of Default as defined in the Indenture.

Any declaration of default under subparagraph (c) and the exercise of remedies upon any such declaration will be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

Section 7.02. Remedies on Default. Whenever an Event of Default shall have happened and be existing, any one or more of the following remedial steps may be taken:

(a)               if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Issuer or the Trustee shall declare all Installment Payments to be immediately due and payable, whereupon the same shall become immediately due and payable; or

(b)               the Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

Notwithstanding the foregoing, the Trustee shall not be obligated to take any step that in its reasonable opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Trustee at no cost or expense to it. Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to the Issuer or the Trustee pursuant to Section 3.05, 4.02, 5.02 or 7.04) shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 9.01 of the Indenture for transfers of remaining amounts in the Bond Fund.

The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

Section 7.03. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

Section 7.04. Agreement to Pay Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys’ fees, in connection with the enforcement of this Agreement or the collection of sums due hereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, for their reasonable and documented out-of-pocket expenses so incurred upon demand.

Section 7.05. No Waiver. No failure by the Issuer or the Trustee to insist upon the performance by the Company of any provision hereof shall constitute a waiver of their right to performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

Section 7.06. Notice of Default. The Company shall notify a Responsible Officer of the Trustee immediately and in writing if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Term of Agreement. This Agreement shall be and remain in full force and effect from the date of issuance of the Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Company under this Agreement shall have been paid, except for obligations of the Company under Sections 3.05, 4.02, 5.02 and 7.04, which shall survive any termination of this Agreement.

Notwithstanding any termination of this Agreement, any payment of any or all of the Bonds or any discharge of the Indenture, if Bonds are redeemed pursuant to the Extraordinary Mandatory Redemption provisions of Section 4.02(b)(ii) of the Indenture, the Company shall pay all additional amounts required to be paid under Article IV of the Indenture at the time provided therein.

Section 8.02. Amounts Remaining in Funds. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be deemed to belong, and shall be paid, to the proper party pursuant to applicable escheat laws. Further, any other amounts remaining in the Bond Fund, the Clearing Fund and any other special fund or account created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds.

Section 8.03. Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given at the applicable Notice Address as provided in Section 13.03 of the Indenture.

Section 8.04. Extent of Covenants of Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, trustee, officer, agent or employee of the Issuer in other than his or her official capacity, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

Section 8.05. Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns.

Section 8.06. Amendments and Supplements. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XI of the Indenture, as applicable.

Section 8.07. Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Section 8.08. Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 8.09. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

Section 8.10. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for the further assurance, correction or performance of the expressed intention of this Agreement.

Section 8.11. Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by a Designated Officer and for the Company by an Authorized Company Representative. The Trustee shall be authorized to act on any such approval or request.

Section 8.12. Immunity of Incorporators, Stockholders, Officers and Directors. No recourse under or upon any obligation, covenant or agreement contained in this Agreement or in any agreement supplemental hereto, or in the Bonds, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any stockholder, member, officer or director, as such, past, present or future, of the Company or of any predecessor or, subject to Section 5.04, successor legal entity, either directly or through the Company or any predecessor or successor legal entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Bonds by the Holders thereof and as part of the consideration for the issuance of the Bonds.

Section 8.13. Section Headings. The table of contents and headings of the various articles and sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof. References to article and section numbers are references to sections in this Agreement unless otherwise indicated.

Section 8.14. Concerning the Trustee. The rights, privileges, protections, indemnities and immunities of the Trustee under the Indenture are hereby incorporated herein as if set forth herein in full and shall be extended to, and shall be enforceable by, the Trustee hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

By	/s/ Victor Diaz
Chair

[AUTHORITY SEAL]

Attest:

By	/s/ John J. Exler, Jr.
Authorized Designate

UNITED STATES STEEL CORPORATION

By	/s/ Arne S. Jahn
Name:	Arne S. Jahn
Title:	Treasurer & Chief Risk Officer

[Signature Page to Loan Agreement]

EXHIBIT A

Project Facilities

The remaining outstanding principal amount of the Allegheny County Industrial Development Authority Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Refunding Series of 2009 (the “Refunded Bonds”) to be refunded with the proceeds of the sale of the Bonds, refunded the following two series of bonds (the “Prior Bonds”) issued by the Allegheny County Industrial Development Authority (the “Issuer”) for which United States Steel Corporation was the obligor at the time of issuance of the Refunded Bonds:

(1) $33,030,000 Environmental Improvement Revenue Bonds (USX Corporation Projects) Refunding Series of 1998 (the “1998A Bonds”); and

(2) $59,600,000 Environmental Improvement Revenue Bonds (USX Corporation Project) Second Refunding Series of 1998 (the “1998B Bonds”).

Each series of the Prior Bonds, in turn, refunded other series of bonds issued by the Issuer (which may have refunded other series of the Issuer’s bonds), as identified in the remainder of this Exhibit A.

Plant locations in Allegheny, Butler and Westmoreland Counties, Pennsylvania at which Project Facilities refinanced with proceeds of 1998A Bonds and 1998B Bonds were located:

Clairton Works, 400 State Street, Clairton, Allegheny County, Pennsylvania

Duquesne Works, Duquesne, Allegheny County, Pennsylvania.

Edgar Thomson Works, 130 Braddock Avenue, Braddock, Allegheny County, Pennsylvania

Homestead Works, Amity Street, Homestead, Allegheny County, Pennsylvania

Irvin Works, off Camp Hollow Road, West Mifflin, Allegheny County, Pennsylvania

Neville Island Plant, Pittsburgh, Allegheny County, Pennsylvania

Saxonburg Plant, Saxonburg, Butler County, Pennsylvania.

Vandergrift Plant, 130 Lincoln Avenue, Vandergrift, Westmoreland County, Pennsylvania

1998A Bonds Project Facilities

Clairton Works—Air Pollution Control System—Combustion Stack at No. 21 Coke Battery

Installation of electrostatic precipitator, exhaust fan and other equipment for the removal of particulate matter in order to control visible emissions from the combustion stack.

Clairton Works—Water Pollution Control System—Pitch Prill Plant

Installation of water recycle and treatment system to control discharge of suspended waste solids and oil in process water used in Pitch Prill plant.

Clairton Works—Water Pollution Control System—No. 2 Benzene Boiler House

Installation of water recycle and treatment system to control discharge of suspended solids generated by operation of the No. 2 Boiler House.

Homestead Works—Water Pollution Control System—Nos. 3 and 4 Blast Furnaces

Installation of water recycle and treatment system to control discharge of suspended waste solids and other chemical pollutants from blast furnace gas cleaning system.

National-Duquesne Works (Duquesne Works)—Water Pollution Control System—Bar Mills

Edgar Thomson—Irvin Works (Edgar Thomson Plant)—Water Pollution Control System—Blast Furnace

Edgar Thomson—Irvin Works (Edgar Thomson Plant)—Water Pollution Control System—44” Slab Mill

National-Duquesne Works (Duquesne Works)—Water Pollution Control System—Blast Furnace

Edgar Thomson—Irvin Works (Edgar Thomson Plant)—Water Pollution Control System—Foundry

Homestead Works (Saxonburg Sintering Plant)—Air Pollution Control System—Plant Lines 2 & 3

National-Duquesne Works (Duquesne Plant)—Air Pollution Control System—BOP Shop

Installation of fume collection system and other related equipment to collect certain particulate matter emitted during steel reladling operations.

Homestead Works—Water Pollution Control System—Slab and Plate Mills

Installation of water recycle and treatment system to control discharge of suspended solids and oil created during operation of these mills.

Homestead Works (Saxonburg Sintering Plant)—Air Pollution Control System

Installation of recycle system for exhaust gases, including dust collection equipment, to collect certain particulate matter emitted during sintering operation.

Homestead Works—Air Pollution Control System—Boilers Nos. 3 and 4

Installation of electrostatic precipitators and related equipment to collect and remove particulate matter from stack gases.

1998B Bonds Project Facilities

1985 Project (Refunding) Included:

1973 Project: biological water treatment facilities at Clairton Works, Clairton, Pennsylvania.

1975 Series A Project:

Storage tank volatile vapor control at the Clairton Works, Clairton, Pennsylvania;

Fume emission control for the BOP Hot Metal Mixers at the Edgar Thomson Works, Braddock, Pennsylvania;

Water control facilities for the South Sewer at the Irvin Works, West Mifflin, Pennsylvania;

Catalytic incineration for emission control for the Maleic Anhydride Process Units Numbers 2 and 3 at the Neville Island Plant, Pittsburgh, Pennsylvania;

Air pollution control thermal incineration for the Phthalic Anhydride Production Facility at the Neville Island Plant, Pittsburgh, Pennsylvania;

Air pollution control catalytic incineration for emission control for the Maleic Anhydride Process Unit Number 4 at the Neville Island Plant, Pittsburgh, Pennsylvania;

Lurgi catalytic sulfuric acid recovery system at the Neville Island Plant, Pittsburgh, Pennsylvania.

Emission control facilities for the Number 17 Coke Battery at Clairton Works, Clairton, Pennsylvania; and

Fume emission control facilities for the Transfer Pits at Duquesne Works, Duquesne, Pennsylvania.

1975 Series B Project: parallel gas cleaning system at Duquesne Works, Duquesne, Pennsylvania.

1976 Series A Project: electrostatic precipitators and other emission controls for the Numbers 3 and 4 Boilers at Carrie-Homestead Works, Homestead, Pennsylvania; and electrostatic precipitators and other emission controls for the Numbers 3 and 7 Boilers at Irvin Works, West Mifflin, Pennsylvania.

1977 Series A Project: quench and gas cleaning car at Numbers 19 and 20 Coke Oven Battery at Clairton Works, Clairton, Pennsylvania; water collection and treatment facilities for the Hot Strip Mill at Irvin Works, West Mifflin, Pennsylvania; and incinerator and waste disposal tanks for the Polyester Plant at Neville Island Plant, Pittsburgh, Pennsylvania.

1977 Series B Project:

Water recycle and treatment system on Number 2 and Benzene Boiler Houses at Clairton Works, Clairton, Pennsylvania;

Emission control on Combustion Stack Number 21 Battery at Clairton Works, Clairton, Pennsylvania;

Water recycle and treatment system for Pitch Prill at Clairton Works, Clairton, Pennsylvania;

Water recycle and treatment at Primary and Bar Mills at Duquesne Works, Duquesne, Pennsylvania;

Water recycle and treatment at Blast Furnace Gas Cleaning System at Edgar Thomson Works, Braddock, Pennsylvania;

Water recycle and treatment at 44" Slab Mill at Edgar Thomson Works, Braddock, Pennsylvania;

Blast furnace water recycle system at Duquesne Works, Duquesne, Pennsylvania;

Water recycle and treatment at the Foundry at Edgar Thomson Works, Braddock, Pennsylvania;

Water recycle and treatment at Numbers 3 and 4 Blast Furnaces at Homestead Works, Homestead, Pennsylvania; and

Additional precipitators for windboxes at Sinter Plant Lines Numbers 2 and 3 at Saxonburg Plant, Saxonburg, Butler County, Pennsylvania.

1978 Series A Project:

Water recycle and treatment system for Slab and Plate Mills at Homestead Works, Homestead, Pennsylvania;

Recycle system for exhaust gases for Number 1 Sinter Line at Saxonburg Plant, Saxonburg, Butler County, Pennsylvania;

Fume collection system for AQC-Steel Reladling BOP at Duquesne Works, Duquesne, Pennsylvania; and

Electrostatic precipitators for Numbers 3 and 4 Boilers at Homestead Works, Homestead, Pennsylvania.

1978 Series B Project:

Pushing emission control system and dust collection system for Coke Ovens Numbers 13 and 14 at Clairton Works, Clairton, Pennsylvania;

Gas cleaning and quench cars for Numbers 1, 2 and 3 Batteries at Clairton Works, Clairton, Pennsylvania;

Gas cleaning and quench cars for Numbers 21 and 22 Batteries at Clairton Works, Clairton, Pennsylvania;

Water recycle and treatment system for WQC BOP at Edgar Thomson Works, Braddock, Pennsylvania;

Electrostatic precipitators for Numbers 3 and 4 Boilers at Homestead Works, Homestead, Pennsylvania;

Water recycle and treatment system for Slab and Plate Mills at Homestead Works, Homestead, Pennsylvania;

Water recycle and treatment system for WQC Rolling Mills at Clairton Works, Clairton, Pennsylvania;

Water recycle and treatment system for BOP at Duquesne Works, Duquesne, Pennsylvania; and

Dust collection system for iron desulfurization at Duquesne Works, Duquesne, Pennsylvania.

1979 Series A Project: pushing emission control systems for Numbers 19-22 Batteries; and pushing emission control systems for Numbers 13-15 Batteries; all at Clairton Works, Clairton, Pennsylvania.

1979 Series B Project:

Spare gas cleaning facility for Coke Batteries Numbers 1, 2 and 3 at Clairton Works, Clairton, Pennsylvania;

Pushing emission control system for Coke Batteries Numbers 7-9 at Clairton Works, Clairton, Pennsylvania;

Water collection and treatment system at Vandergrift Plant, Vandergrift, Pennsylvania;

Water recycle and treatment system for Numbers 6 and 7 Blast Furnaces at Homestead Works, Homestead, Pennsylvania;

BOP Shop fugitive emission control facilities at Edgar Thomson Works, Braddock, Pennsylvania; and

Open hearth stack caps and solid state rappers and controls at Homestead Works, Homestead, Pennsylvania.

SCHEDULE 1

NONDISCRIMINATION/SEXUAL HARASSMENT CLAUSE

During the term of the Loan Agreement (referred to herein as the “contract”), the Company, as contractor, agrees, and will require its subcontractors, if any, to agree as follows:

(1)       In the hiring of any employee(s) for the manufacture of supplies, performance of work, or any other activity required under the contract or any subcontract, the Company, each subcontractor, or any person acting on behalf of the Company or subcontractor shall not discriminate by reason of race, gender, creed, color, sexual orientation, gender identity or expression, or in violation of the Pennsylvania Human Relations Act (“PHRA”) and applicable federal laws, against any citizen of the Commonwealth of Pennsylvania (the “Commonwealth”) who is qualified and available to perform the work to which the employment relates.

(2)       Neither the Company nor any subcontractor nor any person on their behalf shall in any manner discriminate by reason of race, gender, creed, color, sexual orientation, gender identity or expression, or in violation of the PHRA and applicable federal laws, against or intimidate any employee involved in the manufacture of supplies, the performance of work, or any other activity required under the contract.

(3)       Neither the Company nor any subcontractor nor any person on their behalf shall in any manner discriminate by reason of race, gender, creed, color, sexual orientation, gender identity or expression, or in violation of the PHRA and applicable federal laws, in the provision of services under the contract.

(4)       Neither the Company nor any subcontractor nor any person on their behalf shall in any manner discriminate against employees by reason of participation in or decision to refrain from participating in labor activities protected under the Public Employee Relations Act, Pennsylvania Labor Relations Act or National Labor Relations Act, as applicable and to the extent determined by entities charged with such Acts’ enforcement, and shall comply with any provision of law establishing organizations as employees’ exclusive representatives.

(5)       The Company and each subcontractor shall establish and maintain a written nondiscrimination and sexual harassment policy and shall inform their employees in writing of the policy. The policy must contain a provision that sexual harassment will not be tolerated and employees who practice it will be disciplined. Posting this Nondiscrimination/Sexual Harassment Clause conspicuously in easily-accessible and well-lighted places customarily frequented by employees and at or near where the contracted services are performed shall satisfy this requirement for employees with an established work site.

(6)       The Company and each subcontractor shall not discriminate by reason of race, gender, creed, color, sexual orientation, gender identity or expression, or in violation of PHRA and applicable federal laws, against any subcontractor or supplier who is qualified to perform the work to which the contract relates.

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(7)       The Company and each subcontractor represents that it is presently in compliance with and will maintain compliance with all applicable federal, state, and local laws, regulations and policies relating to nondiscrimination and sexual harassment. The Company and each subcontractor further represents that it has filed a Standard Form 100 Employer Information Report (“EEO-1”) with the U.S. Equal Employment Opportunity Commission (“EEOC”) and shall file an annual EEO-1 report with the EEOC as required for employers’ subject to Title VII of the Civil Rights Act of 1964, as amended, that have 100 or more employees and employers that have federal government contracts or first-tier subcontracts and have 50 or more employees. The Company and each subcontractor shall, upon request and within the time periods requested by the Commonwealth, furnish all necessary employment documents and records, including EEO-1 reports, and permit access to their books, records, and accounts by the contracting agency and the Bureau of Diversity, Inclusion and Small Business Opportunities for purpose of ascertaining compliance with provisions of this Nondiscrimination/Sexual Harassment Clause.

(8)       The Company shall include the provisions of this Nondiscrimination/Sexual Harassment Clause in every subcontract so that those provisions applicable to subcontractors will be binding upon each subcontractor.

(9)       The Company’s and each subcontractor’s obligations pursuant to these provisions are ongoing from and after the effective date of the contract through the termination date thereof. Accordingly, the Company and each subcontractor shall have an obligation to inform the Commonwealth if, at any time during the term of the contract, it becomes aware of any actions or occurrences that would result in violation of these provisions.

(10)       The Commonwealth may cancel or terminate the contract and all money due or to become due under the contract may be forfeited for a violation of the terms and conditions of this Nondiscrimination/Sexual Harassment Clause. In addition, the agency may proceed with debarment or suspension and may place the Company in the Company Responsibility File.

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